                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): July 13, 1999


                                  iVillage Inc.
        -----------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)



        Delaware                    000-25469                   13-3845162
--------------------------    -----------------------    -----------------------
     (State or other             (Commission File              (IRS Employer
     jurisdiction of                 Number)                Identification No.)
      organization)





170 Fifth Avenue, New York, New York                     10010
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(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:  (212) 604-0963


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)



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Item 5.       Other Events
              ------------

              On July 13, 1999, iVillage Inc. ("iVillage") issued a press release announcing that it has entered into a definitive Agreement and Plan of Reorganization, dated as of July 13, 1999, by and among iVillage, LPC Acquisition Corporation, a Connecticut corporation and wholly-owned subsidiary of iVillage, Lamaze Publishing Company, Inc., a Connecticut corporation ("Lamaze Publishing"), the shareholders of Lamaze Publishing and the holders of stock appreciation units in Lamaze Publishing, pursuant to which iVillage has agreed to acquire Lamaze Publishing for an aggregate purchase price of approximately $101.7 million, consisting of approximately $5 million in cash and repayment of indebtedness and approximately 1,750,000 shares of iVillage common stock valued at approximately $96.7 million under purchase accounting rules.

              The acquisition is subject to the submission of certain filings with governmental agencies and other customary closing conditions. The press release is filed as an exhibit to this Form 8-K.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits
              ------------------------------------------------------------------

              (a) Not applicable.

              (b) Not applicable.

              (c) Exhibits

                  99.1 Press Release dated July 13, 1999 regarding iVillage Inc.'s announcement of the acquisition of Lamaze Publishing Company, Inc.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  iVillage Inc.
                                                  (Registrant)

         Date: July 23, 1999                      By: /s/ Steven A. Elkes
                                                      ----------------------
                                                      Steven A. Elkes
                                                      Senior Vice President


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                                  EXHIBIT INDEX


Exhibits
--------

99.1 Press Release dated July 13, 1999 regarding iVillage Inc.'s announcement of the acquisition of Lamaze Publishing Company, Inc.